Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of UL Solutions Inc. of our report dated February 29, 2024 relating to the financial statements of UL Solutions Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration
Statement.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 29, 2024
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